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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                           BRAINTREE VI MARITIME CORP.


        I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST: The name of the corporation is BRAINTREE VI MARITIME CORP.

        SECOND: Its registered office is to be located at 306 South State Street, in the City of Dover, in the County Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares all without par value.

        FIFTH: The name and address of the single incorporator are

        Thomas G. Hennelly       70 Pine Street, New York, NY 10005

        SIXTH: The By-Laws of the corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.

        SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.


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        EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 12th day of October, 1978.


In the Presence of:


____________________________


                                              /s/ Thomas G. Hennelly  (L.S.)
                                              ______________________________
                                                  Thomas G. Hennelly




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